EXHIBIT 99.1






                                  PRESS RELEASE


FOR IMMEDIATE RELEASE:                     CONTACT:

Valhi, Inc.                                William C. Timm
5430 LBJ Freeway, Suite 1700               Vice President - Finance
Dallas, TX 75240                             and Administration
                                           (214) 450-4212


                  JAMES G. KILEY NAMED TREASURER OF VALHI, INC.


    DALLAS, TEXAS . . . April 11, 1994 . . . Valhi, Inc., today announced that James G. Kiley has been named Vice President and Treasurer of the Company.

    Mr. Kiley previously served as Treasurer of Baroid Corporation, a Houston-based oilfield services company which recently merged with Dresser Industries. Prior to joining Baroid, Mr. Kiley held the position of Assistant Treasurer of NL Industries, Inc. Mr. Kiley holds a BS in business administration from Seton Hall University.

    Valhi, Inc., headquartered in Dallas, Texas, is a diversified industrial management company engaged in the refined sugar, forest products, fast food and hardware products industries. Valhi is also engaged in the chemicals and titanium metals industries through its equity interests in NL Industries and Tremont Corporation. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI."